As filed with the Securities and Exchange Commission on September 21, 2016

Registration No. 33-93900 Registration No. 333-67987 Registration No. 333-53504 Registration No. 333-88020	Registration No. 333-2594 Registration No. 333-73027 Registration No. 333-59630 Registration No. 333-88024	Registration No. 333-22473 Registration No. 333-33728 Registration No. 333-59632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-93900

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-2594

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-22473

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-67987

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-73027

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-33728

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-53504

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-59630

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-59632

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-88020

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-88024

UNDER THE SECURITIES ACT OF 1933

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0772104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3520 Kraft Rd, Suite 300 Naples, FL	34105
(Address of principal executive offices)	(Zip Code)

1994 Stock Option Plan

1996 Stock Option Plan

1997 Management Stock Option Plan

Deferred Compensation Plan

1999 Stock Option Plan

MessagingDirect Ltd. Amended and Restated Employee Share Option Plan

2000 Non-Employee Director Stock Option Plan

2002 Non-Employee Director Stock Option Plan

(Full title of the plan)

Dennis P. Byrnes, Esq.

Executive Vice President

ACI Worldwide, Inc.

6060 Coventry Drive

Elkhorn, Nebraska 68022

(402) 390-7600

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Jeffery R. Schaffart, Esq.

Koley Jessen P.C., L.L.O.

1125 South 103rd Street, Suite 800

Omaha, Nebraska 68124

(402) 390-9500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of ACI Worldwide, Inc. (the “Registrant”) is being filed to terminate all offerings under the Registration Statements and deregister any and all securities that remain unsold pursuant to the Registration Statements, in each case, solely to the extent they relate to the Registrant’s 1994 Stock Option Plan, 1996 Stock Option Plan, 1997 Management Stock Option Plan, (1998) Deferred Compensation Plan, 1999 Stock Option Plan, MessagingDirect Ltd. Amended and Restated Employee Share Option Plan, 2000 Non-Employee Director Stock Option Plan and 2002 Non-Employee Director Stock Option Plan (collectively, the “Prior Plans”):

1.	Registration Statement No. 33-93900, filed with the Securities and Exchange Commission (the “Commission”) on June 23, 1995, registering 5,732,928 shares of the Registrant’s common stock, par value $0.005 per share (“Common Shares”) (as adjusted to reflect the two-for-one stock split effected by the Registrant on July 1, 1996 and the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 1994 Stock Option Plan;

2.	Registration Statement No. 333-2594, filed with Commission on March 20, 1996, registering 3,024,000 Common Shares (as adjusted to reflect the two-for-one stock split effected by the Registrant on July 1, 1996 and the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 1996 Stock Option Plan;

3.	Registration Statement No. 333-22473, filed with Commission on February 27, 1997, registering 3,150,000 Common Shares (as adjusted to reflect the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 1997 Management Stock Option Plan;

4.	Registration Statement No. 333-67987, filed with Commission on November 25, 1998, pertaining the the registration of $30,000,000 in deferred compensation plan obligations under the Registrants (1998) Deferred Compensation Plan;

5.	Registration Statement No. 333-73027, filed with Commission on February 26, 1999, registering 3,000,000 Common Shares (as adjusted to reflect the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 1999 Stock Option Plan;

6.	Registration Statement No. 333-33728, filed with Commission on March 31, 2000, registering 3,000,000 Common Shares (as adjusted to reflect the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 1999 Stock Option Plan;

7.	Registration Statement No. 333-53504, filed with Commission on January 10, 2001, registering 1,100,000 Common Shares (as adjusted to reflect the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the MessagingDirect Ltd. Amended and Restated Employee Share Option Plan;

8.	Registration Statement No. 333-59630, filed with Commission on April 27, 2001, registering 3,000,000 Common Shares (as adjusted to reflect the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 1999 Stock Option Plan;

9.	Registration Statement No. 333-59632, filed with Commission on April 27, 2001, registering 75,000 Common Shares (as adjusted to reflect the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 2000 Non-Employee Director Stock Option Plan;

10.	Registration Statement No. 333-88020, filed with Commission on May 10, 2002, registering 3,000,000 Common Shares (as adjusted to reflect the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 1999 Stock Option Plan;

11.	Registration Statement No. 333-88024, filed with Commission on May 10, 2002, registering 750,000 Common Shares (as adjusted to reflect the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 2002 Non-Employee Director Stock Option Plan.

The Company is no longer issuing securities under the Prior Plans. This Post-Effective Amendment is being filed in order to deregister all Common Shares and deferred compensation plan obligations that were registered under the Registration Statements and remain unissued under the Registration Statements, in each case, solely to the extent they relate to the Prior Plans. For the avoidance of doubt, this Post-Effective Amendment will have no effect of the status of the Common Shares issuable pursuant to the Company’s 1999 Employee Stock Purchase Plan, which Common Shares were also registered pursuant to Registration Statement Nos. 33-73027 and 333-59630.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhorn, State of Nebraska, on September 21, 2016.

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name: Dennis P. Byrnes
Title: Executive Vice President

Note: No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.